REGISTER OF DEEDS PAM WORNKEY
BARTON COUNTY, KS
Book: 619 Page: 711
Receipt #: 133151 Total Fees: $28.00
Pages Recorded: 3
Date Recorded: 10/13/2015 9:17:01 AM

REGISTER OF DEEDS SEAL BARTON COUNTY, KANSAS

# ASSIGNMENT AND CONVEYANCE

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned, Lasso Energy, LLC and Lasso Holding, LLC (hereinafter collectively referred to as "Assignor"), do hereby sell, assign, convey, transfer and set over unto the following Assignees, in the decimal interest set forth opposite their names:

| | | |
|---|---|---|
| Cartonio, Inc. | .08437500 W.I. | .071850585 N.R.I. |
| Navon Consulting, Corp. | .08437500 W.I. | .071850585 N.R.I. |
| Harbortown, Inc. | .08437500 W.I. | .071850585 N.R.I. |
| Supernova Energy, Inc. | .08437500 W.I. | .071850585 N.R.I. |

(hereinafter called "Assignees"), being all of Assignor's right, title and interest in and to all of the oil, gas and other mineral leases listed on Exhibit A, as well as minerals, royalties and other interests of whatsoever kind and nature that Assignor may own, and including, without limitation, all of Assignor's right, title and interest in and to the oil or gas wells, wellbores, salt water disposal wells and all other oil and gas leasehold equipment located on the oil and gas lease listed on said Exhibit A, which is attached hereto and made a part hereof.

ASSIGNOR MAKES NO EXPRESS OR IMPLIED WARRANTIES OR REPRESENTATIONS AS TO THE QUALITY, MERCHANTABILITY OR FITNESS OF THE PROPERTY HEREBY CONVEYED FOR ASSIGNEE'S INTENDED USE WHATSOEVER AND ASSIGNEES ACCEPTS THE PROPERTY CONVEYED HEREBY "AS IS", "WHERE IS", "WITH ALL FAULTS" AND IN PRESENT CONDITION AND STATE OF REPAIR.

This Assignment is made subject to all burdens, reversionary rights, restrictions, reservations, obligations or other limitations wherein may affect said leases and to all applicable laws, rules and regulations, both State and Federal.

Assignees shall assume their proportionate share of all costs and liabilities associated with the property, including but not limited to the plugging and abandonment of any wells located on the premises. Plugging and abandonment shall be performed in accordance with the rules and regulations of any governmental governing body asserting jurisdiction over the lands on which said wells are located.

TO HAVE AND TO HOLD the herein described premises, together with the proportionate part of the rights and appurtenances thereto in anywise belonging unto said Assignees, their successors and assigns, forever.

Index N
Numerical SLL
Cross SLL
DC Book
Plat Book
Military Book
Art of Inc Book
Scanned SLL

Page 1 of 3

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Book: 619 Page: 711
Page # 2

And for the same consideration the Assignor covenants with the Assignees, their successors and assigns: That the Assignor is the lawful proportionate owner of and has good title to the interest above assigned in and to said oil and gas lease, estate, rights and property, free and clear from all liens, mortgages and encumbrances; that all taxes for year 2014 and all prior years, and royalties due thereunder, have been paid.

EXECUTED, this 8th day of October, 2015.

This assignment for all purposes is effective as of October 1, 2015.

| | |
|---|---|
| Lasso Energy, LLC | Lasso Holding, LLC |
| By: [signature] | By: [signature] |
| Printed Name: BRUCE D. KELSO | Printed Name: BRUCE D. KELSO |

**ACKNOWLEDGMENTS**

STATE OF KANSAS
COUNTY OF Rice

The foregoing instrument was acknowledged before me this 8th day of October, 2015, by Bruce D Kelso of Lasso Energy, LLC, an LLC, on behalf of the LLC.

[signature]
Notary Public
Printed Name: Irene Herzberg

My appointment expires:

NOTARY PUBLIC - State of Kansas
IRENE HERZBERG
My Appt. Exp. 8-24-17

STATE OF KANSAS
COUNTY OF Rice

The foregoing instrument was acknowledged before me this 8th day of October, 2015, by Bruce D. Kelso of Lasso Holding, LLC, an LLC, on behalf of the LLC.

[signature]
Notary Public
Printed Name: Irene Herzberg

My appointment expires:

NOTARY PUBLIC - State of Kansas
IRENE HERZBERG
My Appt. Exp. 8-24-17

Page 2 of 3

2

Book: 619 Page: 711
Page # 3

**EXHIBIT A**

Anderson Lease

Oil and gas lease dated March 21, 1956, from Edna A. Anderson and Wilbur W. Anderson, her husband, Lessors, to Oil Trading Associates, Inc., Lessee, recorded in Book 195, Page 247, Register of Deeds Office, Barton County, Kansas, covering the Northwest Quarter (NW/4) of Section Twenty-eight (28), Township Twenty (20) South, Range Twelve (12) West, Barton County, Kansas.

Page 3 of 3

3

Register of Deeds Pratt County, Kansas
Sherry L. Wenrich
Book: 390 Page: 459
Receipt #: 16201 Total Fees: $8.00
Pages Recorded: 1
Date Recorded: 5/17/2011 9:15:25 AM

Register of Deeds Pratt County Kansas Seal

HARREL D

# ASSIGNMENT OF OIL AND GAS LEASE

KNOW ALL MEN BY THESE PRESENTS: THAT,

The undersigned KELLY AND/OR TERRY RICHARDSON, hereafter called 'Assignor', for good and valuable consideration, the receipt of which is hereby acknowledged, does hereby sell, assign, transfer and set over unto NORTHUMBERLAND RESOURCES, INC. 5466 CANVASBACK RD, BLAINE, WA 98230-, hereinafter called 'Assignee', all of Assignor's working interest in and to the following oil and gas lease:

DATE: June 11, 1954
LESSOR: Harley Harrel and Clara D. Harrel, his wife
LESSEE: Cities Service Oil Company
RECORDED: BOOK 62 PAGE 339
LEGAL: E/2 SE/4 OF 27-29S-13W & E/2 NE/4 OF 34-29S-13W PRATT COUNTY, KANSAS

together with the rights incident thereto and the personal property thereon, appurtenant thereto, or used, or obtained in connection therewith.

This assignment shall be made without warranty of title, either express or implied. Subject to its proportionate share of Overriding Royalty Interest. Assignor grants Power of Attorney to Assignee to execute any Transfer Orders effectuating the purpose herein.

This assignment shall be effective as of April 1, 2011.

EXECUTED this 6 day of April, 2011.

Kelly Richardson
KELLY RICHARDSON

[signature]
TERRY RICHARDSON

STATE OF Kansas §
§ ss. ACKNOWLEDGMENT FOR INDIVIDUAL
COUNTY OF Pratt §

Before me, the undersigned, a Notary Public, within and for said County and State, on this 6th day of April, 2011, personally appeared Kelly and Terry Richardson to me personally known to be the identical person(s) who executed the within and foregoing instrument and acknowledged to me that ________ executed the same as ________ free and voluntary act and deed for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year last above written.

Sarah Scott
Notary Public

My Commission Expires 10/1/14

SARAH SCOTT
Notary Public - State of Kansas
My Appt. Expires 10/1/14

459

4

Register of Deeds Pratt County, Kansas
Sherry L. Wenrich
Book: 390 Page: 460
Receipt #: 16201 Total Fees: $8.00
Pages Recorded: 1
Date Recorded: 5/17/2011 9:15:26 AM

REGISTER OF DEEDS Seal PRATT COUNTY, KANSAS

HARREL D

# ASSIGNMENT OF OIL AND GAS LEASE

KNOW ALL MEN BY THESE PRESENTS: THAT,

The undersigned REH OIL AND GAS LLC, hereafter called 'Assignor', for good and valuable consideration, the receipt of which is hereby acknowledged, does hereby sell, assign, transfer and set over unto NORTHUMBERLAND RESOURCES, INC. 5466 CANVASBACK RD. BLAINE, WA 98230-, hereinafter called 'Assignee', all of Assignor's working interest in and to the following oil and gas lease:

DATE: June 11, 1954
LESSOR: Harley Harrel and Clara D. Harrel, his wife
LESSEE: Cities Service Oil Company
RECORDED: BOOK 62 PAGE 339
LEGAL: E/2 SE/4 OF 27-29S-13W & E/2 NE/4 OF 34-29S-13W PRATT COUNTY, KANSAS

together with the rights incident thereto and the personal property thereon, appurtenant thereto, or used, or obtained in connection therewith.

This assignment shall be made without warranty of title, either express or implied. Subject to its proportionate share of Overriding Royalty Interest. Assignor grants Power of Attorney to Assignee to execute any Transfer Orders effectuating the purpose herein.

This assignment shall be effective as of April 1, 2011.

EXECUTED this 6th day of April, 2011.

REH OIL AND GAS LLC

Douglas V Reh

Doug Reh, Managing Partner

STATE OF Kansas §
§ ss. ACKNOWLEDGMENT FOR CORPORATION
COUNTY OF Pratt §

Be it remembered that on this 6th day of April, 2011, before me, the undersigned, a Notary Public, duly commissioned, in and for the County and State aforesaid, came Douglas V Reh, president of Reh Oil and Gas LLC, a corporation of the State of Kansas, personally known to me to be such officer, and to be the same person who executed as such officer the foregoing instrument of writing in behalf of said corporation, and he duly acknowledged the execution of the same for himself and for said corporation for the uses and purposes herein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year last above written.

DeNean McGuire

Notary Public

My Commission Expires

DeNean McGuire
NOTARY PUBLIC
STATE OF KANSAS
My Appt. Exp. 7/18/13

5

Register of Deeds Pratt County, Kansas
Sherry L. Wenrich
Book: 402 Page: 74
Receipt #: 17644 Total Fees: $8.00
Pages Recorded: 1
Date Recorded: 3/6/2012 11:30:14 AM

REGISTER OF DEEDS Seal PRATT COUNTY, KANSAS

**LARRISON #2**

# ASSIGNMENT OF OIL AND GAS LEASE

KNOW ALL MEN BY THESE PRESENTS: THAT,

The undersigned C & A OIL, LLC, hereafter called 'Assignor', for good and valuable consideration, the receipt of which is hereby acknowledged, does hereby sell, assign, transfer and set over unto NORTHUMBERLAND RESOURCES, INC. 5466 CANVASBACK RD., BLAINE, WA 98230-, hereinafter called 'Assignee', all of Assignor's working interest in and to the following oil and gas lease:

DATE: July 16, 1955
LESSOR: Irene Larrison and Morrison Larrison, her husband
LESSEE: Luke Mowbray
RECORDED: BOOK 67 PAGE 119
LEGAL: SW/4 OF 26-29S-13W PRATT COUNTY, KANSAS

together with the rights incident thereto and the personal property thereon, appurtenant thereto, or used, or obtained in connection therewith.

This assignment shall be made without warranty of title, either express or implied. Subject to its proportionate share of Overriding Royalty Interest. Assignor grants Power of Attorney to Assignee to execute any Transfer Orders effectuating the purpose herein.

This assignment shall be effective as of October 1, 2011.

EXECUTED this 12 day of January, 2012.

C & A OIL, LLC

Merwyn M Crandell
DR. MERWYN CRANDELL

STATE OF Alabama §
COUNTY OF Franklin § ss. ACKNOWLEDGMENT FOR CORPORATION

Be it remembered that on this 12th day of January, 2012, before me, the undersigned, a Notary Public, duly commissioned, in and for the County and State aforesaid, came Dr. Merwyn Crandell, president of C & A OIL, LLC, a corporation of the State of Alabama, personally known to me to be such officer, and to be the same person who executed as such officer the foregoing instrument of writing in behalf of said corporation, and he duly acknowledged the execution of the same for himself and for said corporation for the uses and purposes herein set forth.

NOTARY PUBLIC — ALABAMA STATE AT LARGE

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year last above written.

Ann Hicks
Notary Public

My Commission Expires 6-30-2012

6

Register of Deeds Pratt County, Kansas
Sherry L. Wenrich
Book: 402 Page: 75
Receipt #: 17644 Total Fees: $8.00
Pages Recorded: 1
Date Recorded: 3/6/2012 11:30:15 AM

REGISTER OF DEEDS Seal PRATT COUNTY, KANSAS

**KEYES A & B**

# ASSIGNMENT OF OIL AND GAS LEASE

KNOW ALL MEN BY THESE PRESENTS: THAT,

The undersigned C & A OIL, LLC, hereafter called 'Assignor', for good and valuable consideration, the receipt of which is hereby acknowledged, does hereby sell, assign, transfer and set over unto NORTHUMBERLAND RESOURCES, INC. 5466 CANVASBACK RD., BLAINE, WA 98230-, hereinafter called 'Assignee', all of Assignor's working interest in and to the following oil and gas lease:

DATE: February 5, 1957
LESSOR: Ruby Humble, et al
LESSEE: Sinclair Oil and Gas Company
RECORDED: BOOK 73 PAGE 145
LEGAL: SW/4 OF 35-29S-13W PRATT COUNTY, KANSAS

together with the rights incident thereto and the personal property thereon, appurtenant thereto, or used, or obtained in connection therewith.

This assignment shall be made without warranty of title, either express or implied. Subject to its proportionate share of Overriding Royalty Interest. Assignor grants Power of Attorney to Assignee to execute any Transfer Orders effectuating the purpose herein.

This assignment shall be effective as of October 1, 2011.

EXECUTED this 12 day of January, 2012.

C & A OIL, LLC

Merwyn M Crandell

DR. MERWYN CRANDELL

STATE OF Alabama §
§ ss. ACKNOWLEDGMENT FOR CORPORATION
COUNTY OF Franklin §

Be it remembered that on this 12th day of January, 2012 before me, the undersigned, a Notary Public, duly commissioned, in and for the County and State aforesaid, came Merwyn Crandell, president of C&A Oil LLC, a corporation of the State of Alabama, personally known to me to be such officer, and to be the same person who executed as such officer the foregoing instrument of writing in behalf of said corporation, and he duly acknowledged the execution of the same for himself and for said corporation for the uses and purposes herein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year last above written.

Ann Hicks
Notary Public

My Commission Expires 6-30-2012

ALABAMA STATE AT LARGE NOTARY PUBLIC ANN HICKS

75

7

Register of Deeds Pratt County, Kansas
Sherry L. Wenrich
Book: 390 Page: 455
Receipt #: 16201 Total Fees: $8.00
Pages Recorded: 1
Date Recorded: 5/17/2011 9:15:21 AM

THOMPSON

# ASSIGNMENT OF OIL AND GAS LEASE

KNOW ALL MEN BY THESE PRESENTS: THAT,

The undersigned KELLY AND/OR TERRY RICHARDSON, hereafter called 'Assignor', for good and valuable consideration, the receipt of which is hereby acknowledged, does hereby sell, assign, transfer and set over unto NORTHUMBERLAND RESOURCES, INC. 5466 CANVASBACK RD, BLAINE, WA 98230-, hereinafter called 'Assignee', all of Assignor's working interest in and to the following oil and gas lease:

DATE: October 13, 1989
LESSOR: Dwight H. Thompson, Jr., and Doris M. Thompson, his wife
LESSEE: Sierra Financial Corporation, Inc
RECORDED: BOOK 215 PAGE 650
LEGAL: NE/4 SW/4 OF 27-29S-13W PRATT COUNTY, KANSAS

together with the rights incident thereto and the personal property thereon, appurtenant thereto, or used, or obtained in connection therewith.

This assignment shall be made without warranty of title, either express or implied. Subject to its proportionate share of Overriding Royalty Interest. Assignor grants Power of Attorney to Assignee to execute any Transfer Orders effectuating the purpose herein.

This assignment shall be effective as of April 1, 2011.

EXECUTED this 6 day of April, 2011.

Kelly Richardson
KELLY RICHARDSON

TERRY RICHARDSON

STATE OF Kansas §
§ ss. ACKNOWLEDGMENT FOR INDIVIDUAL
COUNTY OF Pratt §

Before me, the undersigned, a Notary Public, within and for said County and State, on this 6 day of April, 2011, personally appeared Kelly and Terry Richardson to me personally known to be the identical person(s) who executed the within and foregoing instrument and acknowledged to me that ________ executed the same as ________ free and voluntary act and deed for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year last above written.

Sarah Scott
Notary Public

My Commission Expires 10/1/14

SARAH SCOTT
Notary Public - State of Kansas
My Appt. Expires 10/1/14

455

8

9

## PURCHASE AND SALE AGREEMENT

THIS AGREEMENT is made and entered into this 22nd day of October, 2012, by and between NORTHUMBERLAND RESOURCES INC, on behalf of itself, owners of working interests in the oil and gas leases described in Exhibit A, (hereinafter called "SELLER"), and LASSO HOLDING LLC (hereinafter called "BUYER").

WHEREAS, the parties have entered into an understanding calling for Seller to sell and Buyer to purchase the entire working interest in oil and gas leases located in Cowley County, Kansas, described in Exhibit A, and the parties wish to put the terms of their agreement in writing.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Sale Property

Seller agrees to sell, transfer and convey to Buyer and Buyer agrees to accept title to not less than 100% of Seller's respective working interest in and to the Lester, Moon and Miller Leases, which are described more particularly in Exhibit A (hereinafter referred to as the "Sale Property.")

2. Payment of the Purchase Price

In exchange for the oil and gas leases described in Exhibit A, Buyer agrees to pay to Seller, for itself, the purchase price of $384,686.00 to be paid at closing.

3. Effective Date

This transfer shall be effective as of December 1, 2012. All oil on the premises as of December 1, 2012, shall become the property of Buyer.

4. Lease Expiration Date

Seller represents that the Lester and Moon leases described in Exhibit A are held by production. The Miller Lease is held by lease, with its primary term expiring on August 1, 2014.

5. Title

Sellers agree to make available to Buyer for inspection, review and copying its title files regarding the sale property, including seismic data, but no abstract of title or other current evidence of title will be provided to Buyer. The conveyance by Sellers will be made by assignments signed by Seller, without warranty of title, express or implied. In the event Buyer identifies any currently valid liens or mortgages prior to closing, the same must be released at the time of closing, in order for Buyer to conclude the purchase. All of Sellers rights in easements and salt water disposal agreements which pertain to the said lease, whether recorded or not, shall pass to Buyer as a part of this sale.

6. Equipment

Buyer has inspected the lease and the equipment located thereon and accepts the lease and equipment in its present condition, as is, where is. Sellers agree to leave the equipment on the lease and not move any items therefrom.

7. Expenses

Seller agrees to be responsible for operating expenses incurred prior to December 1, 2012, and agrees to hold Buyer harmless from any liens or other encumbrances arising out of such expenses.

1

10

8. Indemnification

Buyer agrees to indemnify and hold harmless Seller from any further liability, relating to the subject oil and gas leases accruing from December 1, 2012 forward, and Buyer agrees to be completely responsible for the operation and maintenance of the lease and wells, including all obligations to plug any wells and restore the surface of the properties, as necessary, according to Kansas law.

9. Taxes

Seller agree that the 2011 and all prior year's oil and gas leasehold taxes on the working interest will be paid in full as of the date of closing. The taxes for 2012 shall be prorated 11/12ths to Seller and 1/12ths to Buyer.

10. Change of Operator Forms

The parties agree that Lasso Energy LLC (KCC License #34320) will continue to operate and no Change of Operator forms will be required.

11. Closing

The closing of this sale shall take place in the offices of Lasso Energy LLC 500 N Main, South Hutchinson, Kansas 67505 as soon as practicable on or before November 30, 2012, or at such other time as the parties agree.

12. Entire Contract

This Agreement embodies the entire contract and an understanding of the parties hereto, except that the parties may subsequently modify this Agreement by a writing signed by the parties.

IN WITNESS WHEREOF, the parties hereto have set their hands the day and year first above written.

| "SELLER" NORTHUMBERLAND RESOURCES, INC | "BUYER" LASSO ENERGY LLC |
|---|---|
| By [signature] | By [signature] |
| Name FORTUNATO VILLAMAGNA | BRUCE D. KELSO |
| Title PRESIDENT | Title Managing Partner |
| Address 701 N. GREEN VALLEY PKWY. STE 200-258, HENDERSON NV 89074 | Address 1125 S Main PO Box 465 Chase, Kansas 67524 |
| Date OCT 22/12 | Date 10/22/2012 |

Exhibit A

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11

Lease Description

| Operator | Lease Name | Producing Well # | County | State | Location | Description | Gross Acres | NRI |
|---|---|---|---|---|---|---|---|---|
| Lasso Energy LLC | Lester | #1 | Cowley | Kansas | 36, 26 & 25 - T32S-R5E<br>31 - T32S-R6E | MULTI | 640 | 0.8150000 |
| Lasso Energy LLC | Moon | #1 and #2 | Cowley | Kansas | 26-T32S-R5E | W2 of SE/4 | 80 | 0.8203124 |
| Lasso Energy LLC | Miller | None | Cowley | Kansas | 26-T32S-R5E | SW/4 | 160 | 0.8750000 |

Thirty Percent (0.30000000) Gross Working Interest of the right, title and interest in and to the oil and gas leases described below:

*Includes Thirty Percent (0.30000000) right, title and interest in and to all wellbores and equipment located on leases

Lester Lease
Pertains to certain oil and gas lease, dated November 1, 2010 recorded in Misc. Book 861, Page 531 and Misc. Book 874 Page 161, in the office of the Register of Deeds of Cowley County, Kansas, insofar as said lease covers the following property, to-wit:

Date of Lease: November 1, 2010
Name of Lease: Lester
Lessor(s): Jerry K. Lester and Kevette E. Lester, husband and wife
Lessee: Mako Exploration LLC
Term: One (1) Year w/One (1) Year Option, etc.
Recording Data: Book 861, Page 531
County and State: Cowley County, Kansas
Number of Acres: 640
Legal Description: Township 32 South, Range 5 East Cowley County, Kansas
Section 25: W/2 SW/4
Section 26: E/2 SE/4
Section 36: N/2, W/2 SW/4, NE/4 SE/4
Township 32 South, Range 6 East Cowley County, Kansas
Section 31: Lot 2, a/d/a SW/4 NW/4
Net Revenue Interest: 0.81500000

Correction Lease:
Date of Lease: November 1, 2010
Name of Lease: Lester
Lessor(s): Jerry K. Lester and Kevette E. Lester, husband and wife
Lessee: Mako Operating Company, LLC
Term: One (1) Year w/ One (1) Year Option, etc.
Recording Data: Book 874, Page 161
County and State: Cowley County, Kansas
Number of Acre: 640
Legal Description: Township 32 South, Range 5 East Cowley County, Kansas
Section 25: W/2 SW/4
Section 26: E/2 SE/4
Section 36: N/2, W/2 SW/4, NE/4 SE/4

3

12

Township 32 South, Range 6 East Cowley County, Kansas
Section 31: Lot 2, a/d/a SW/4 NW/4
Net Revenue Interest: 0.81500000

Fifteen Percent (0.15000000) Gross Working Interest of the right, title and interest in and to the oil and gas leases described below:

*Includes Fifteen Percent (0.15000000) right, title and interest in and to all wellbores and equipment located on leases

Miller Lease
Pertains to certain oil and gas lease dated August 1, 2011, from Justin D. Miller, Lessor to Lasso Holding LLC, Lessee, recorded in Misc. Book 880, Page 336, in the office of the Register of Deeds of Cowley County, Kansas, insofar as said lease covers the following property, to-wit:

| | |
|---|---|
| Date of Lease: | August 1, 2011 |
| Name of Lease: | Miller |
| Lessor: | Justin D. Miller |
| Lessee: | Lasso Holding LLC |
| Term: | Three (3) Years w/One (1) Year Option |
| Recording Data: | Book 880, Page 336 |
| County and State: | Cowley County, Kansas |
| Number of Acres: | 160 |
| Legal Description: | SW/4 of 26-32S-5E |
| Net Revenue Interest: | 0.87500000 |

Twenty Percent (0.20000000) Gross Working Interest of the right, title and interest in and to the oil and gas leases described below:

*Includes Twenty Percent (0.20000000) right, title and interest in and to all wellbores and equipment located on leases

Moon Lease
Pertains to certain oil and gas lease dated July 17, 1969, from James Howard Moon and Nancy Jane Moon, Lessors, to Ralph F. Henderson, Lessee, recorded in Misc. Book 184, Page 308, in the office of the Register of Deeds of Cowley County, Kansas, insofar as said lease covers the following property, to-wit:

| | |
|---|---|
| Date of Lease: | July 17, 1969 |
| Name of Lease: | Moon |
| Lessor(s): | James Howard Moon and Nancy Jane Moon |
| Lessee: | Ralph F. Henderson |
| Term: | Two (2) Years |
| Recording Data: | Misc. Book 184, Page 308 |
| County and State: | Cowley County, Kansas |
| Number of Acres: | 80 |
| Legal Description: | W2 OF SE/4 of Section 26, Township 32S, Range 5E |
| Net Revenue Interest: | 0.8203124 |

Well Bores
Includes all wellbores both producing and non-producing within the leases described above.

4

13

# ELECTION BALLOT

Operator: Lasso Energy LLC

Lester Lease - Cowley County, Kansas
Miller Lease - Cowley County, Kansas
Moon Lease - Cowley County, Kansas

__✓__ **ELECT TO SALE*** Entire Working Interest in the Lester, Miller and Moon Leases to Lasso Holding LLC. Closing will take place on or before November 30, 2012. Sale is effective December 1, 2012.

________ **DO NOT ELECT TO SALE** Entire Working Interest in the Lester, Miller and Moon Leases to Lasso Holding LLC. Closing will take place on or before November 30, 2012. Sale is effective December 1, 2012.

*Signature indicates that Northumberland Resources Inc
(company name)

elects to sale entire Working Interest in the Lester, Miller and Moon Leases to Lasso Holding LLC. Closing will take place on or before November 30, 2012. Sale is effective December 1, 2012.

By: [signature]

Name: Fortunato Villamagna

Company: Northumberland Resources Inc

Title: President

Tax Identification Number: 98-062-8594

Date: Oct 22/12

Gross Working Interest: 30% Lester
20% Moon
15% Miller

Please respond by Fax 620-259-4001 or Email agraham@lassoenergy.com

14

LEASE and WELL PURCHASE AGREEMENT

MONROE LEASE with THREE OIL WELLS located in

MONROE COUNTY, KENTUCKY

Total Acreage: 500 +/- acres

THIS Purchase Agreement is made and entered into on this 5th day of October 2015, by and between the undersigned, SUPERNOVA ENERGY, whose address is 265 Sunrise Hwy STE 1-276 Rockville Centre, New York 11570, hereinafter referred to as "SUPERNOVA", and OMR Drilling and Acquisition LLC, a Kentucky corporation, whose address is 5405 S. Highway 127, Albany, Kentucky, hereinafter referred to as "OMR DRILLING".

**WITNESSETH**

WHEREAS, OMR DRILLING owns a certain Oil, Gas and Mineral Lease and three oil wells (the "Lease") in and to lands situated in the counties and states noted hereinabove in an area known to the parties hereto by the project name noted hereinabove; and,

WHEREAS, SUPERNOVA desires to purchase 50% of said lease and wells.

NOW, THEREFORE, in consideration of the premises, the parties hereto do hereby agree and stipulate as follows, to-wit:

1. SUPERNOVA agrees to pay to OMR DRILLING the amount of $135,000 in order to purchase a 50% working interest and a 37.5% net revenue interest in the three existing wells and in the remaining undeveloped portions of the lease.
2. OMR DRILLING agrees to carry SUPERNOVA'S share of the operation and maintenance expenses associated with the operation of the three wells for the first twelve months of ownership.
3. OMR DRILLING covenants to keep the location(s) free and clear of liens and encumbrances arising out of operations, and to provide reasonable amounts of insurance as required by the State of Kentucky. OMR DRILLING shall be liable to SUPERNOVA only for gross negligence or intentional acts which might prove to be the proximate cause of any loss to SUPERNOVA. Any loss which may be caused by

15

an act of God (force majeure) or caused by any force or reason beyond the control of OMR DRILLING shall not create any liability upon either party beyond its, proportionate share of any location or well ownership. In the event of such loss, both parties agree to pay their proportionate share of liability from the proceeds of oil and/or gas sales from the subject well(s) to settle claims, or losses, as a result of the operation of the properties. Each of the parties shall always have the right and privilege of receiving in kind, or separately disposing of its' share of oil and/or gas production. Any extra expenses incurred by reason of separate disposition, or taking in kind, or its' share of production, by either party privileges and obligations of this contract shall be assumed by any Third Party receiving SUPERNOVA's working interest through assignment or transfer.

4. SUPERNOVA does hereby constitute and appoint OMR DRILLING as its agent, attorney in fact, to negotiate and contract for the sale of oil and/or gas, and to receive and disburse proceeds of sale, including the power to deduct normal and reasonable operation expense.

5. SUPERNOVA shall have access to the Lease Well at all reasonable times for the purpose of inspection and observation.

6. SUPERNOVA agrees and accepts the conditions of this Agreement and further acknowledges that the oil and gas business is inherently risky and that all or part of any investment on this project may be lost. With this in mind, OMR DRILLING makes no representation or guarantee regarding any amount of possible oil or gas production or the numerous risks in connection with an investment in this project. SUPERNOVA further states that it can withstand the total loss of investment without causing a change in lifestyle.

7. This Agreement embodies the entire agreement between the parties hereto, and supersedes any and all prior negotiations or agreements in regard thereto. No alteration or extensions of this Agreement shall be binding unless in writing and signed by the parties hereto.

8. The parties hereto acknowledge that they have read the above and foregoing Agreement thoroughly, that there has been adequate opportunity to consult legal counsel concerning this Agreement and that they have executed the same freely and voluntarily on the date hereof.

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IN WITNESS WHEREOF, this Agreement has been agreed to and signed by each of the parties hereto, as of the day first above written.

SUPERNOVA ENERGY

BY: ______________________ 10/5/15

Kevin Malone, President and Sole Director

OMR Drilling and Acquisition, LLC.

BY: ______________________

NICHOLAS A. UPCHURCH

MANAGING MEMBER

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# LEASE and WELL PURCHASE AGREEMENT

Sanders, Asmussen and Anderson leases with located in

Stafford Count, Butler County, Barton County, Kansas

Total Acreage: 400 +/- acres

THIS Purchase Agreement is made and entered into on this 15th day of March 2017, by and between the undersigned, SUPERNOVA ENERGY, whose address is 265 Sunrise Hwy STE 1-276 Rockville Centre, New York 11570, hereinafter referred to as "SUPERNOVA", and Rockford OIl, a Nevada corporation, whose address is 7230 Indian Creek Ln., Ste 201 Las Vegas, NV 89149, hereinafter referred to as "Rockford".

## WITNESSETH

WHEREAS, Rockford owns a working interest in certain Oil, Gas and Mineral Lease and (the "Leases") in and to lands situated in the counties and states noted hereinabove in an area known to the parties hereto by the project name noted hereinabove; and.

WHEREAS, SUPERNOVA desires to purchase 35% of the Sanders lease and wells. 20% OF THE Asmussen lease and 15% of the Anderson Lease.

NOW, THEREFORE, in consideration of the premises, the parties hereto do hereby agree and stipulate as follows, to-wit:

1. SUPERNOVA agrees to forgive any debt owed to Supernova Energy by Rockford for the Lasso lawsuit and settlement from October 2015 and operation cost since Supernova has taken over operations of the leases to purchase the above working interest in three leases located in the state of Kansas

2. Supernova Energy agrees and accepts the conditions of this Agreement and further acknowledges that the oil and gas business is inherently risky and that all or part of any investment on this project may be lost. SUPERNOVA further states that it can withstand the total loss of investment without causing a change in lifestyle.

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3. This Agreement embodies the entire agreement between the parties hereto, and supersedes any and all prior negotiations or agreements in regard thereto. No alteration or extensions of this Agreement shall be binding unless in writing and signed by the parties hereto.

4. The parties hereto acknowledge that they have read the above and foregoing Agreement thoroughly, that there has been adequate opportunity to consult legal counsel concerning this Agreement and that they have executed the same freely and voluntarily on the date hereof.

IN WITNESS WHEREOF, this Agreement has been agreed to and signed by each of the parties hereto, as of the day first above written.

SUPERNOVA ENERGY

BY: Kevin Malone

Kevin Malone, President and Sole Director

Rockford Oil

BY: ____________________

19

# LEASE and WELL PURCHASE AGREEMENT

Anderson Lease with 3 oil wells and one Salt Water disposal well located in

Barton County, Kansas
NW/4 28-20S-12W

Total Acreage: 160 +/- acres

THIS Purchase Agreement is made and entered into on this 9[h] day of May 2018, by and between the undersigned, SUPERNOVA ENERGY, whose address is 265 Sunrise Hwy STE 1-276 Rockville Centre, New York 11570, hereinafter referred to as "SUPERNOVA", and Harbortown Inc. an American corporation, whose address is 5466 Canvasback RD Blain, Wa 98230 , hereinafter referred to as "Harbortown".

## WITNESSETH

WHEREAS, Harbo
rtown owns an 18.4% working interest in The Anderson Lease (the "Lease") in the counties and states noted hereinabove in an area known to the parties hereto by the project name noted hereinabove; and,

WHEREAS, SUPERNOVA desires to purchase 18.4% working interest of said lease and wells.

NOW, THEREFORE, in consideration of the premises, the parties hereto do hereby agree and stipulate as follows, to-wit:

1. SUPERNOVA agrees to pay to Harbortown the amount of $20,000 US within 90 days and 20,000 newly issued preferred shares of Supernova Energy, Inc. to purchase an 18.4% working interest in the three existing wells and in the remaining undeveloped portions of the lease.

2. Harbortown agrees to transfer ownership to Supernova Energy for the above consideration. In an event that the above consideration is not completed within 90 days the working interest defaults back to the seller

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3. SUPERNOVA agrees and accepts the conditions of this Agreement and further acknowledges that the oil and gas business is inherently risky and that all or part of any investment on this project may be lost. With this in mind, Harbortown makes no representation or guarantee regarding any amount of possible oil or gas production or the numerous risks in connection with an investment in this project. SUPERNOVA further states that it can withstand the total loss of investment without causing a change in lifestyle.

4. This Agreement embodies the entire agreement between the parties hereto, and supersedes any and all prior negotiations or agreements in regard thereto. No alteration or extensions of this Agreement shall be binding unless in writing and signed by the parties hereto.

5. The parties hereto acknowledge that they have read the above and foregoing Agreement thoroughly, that there has been adequate opportunity to consult legal counsel concerning this Agreement and that they have executed the same freely and voluntarily on the date hereof.

IN WITNESS WHEREOF, this Agreement has been agreed to and signed by each of the parties hereto, as of the day first above written.

SUPERNOVA ENERGY

BY: ______________________________

Kevin Malone, President and Sole Director

Harbortown Inc.

BY: ______________________________

Kenneth Liebscher

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7 RTN: Law Office of Bauer & Pike, LLC
ENV: PO Box 1349
(3) Great Bend, KS 67530

BUTLER COUNTY, KS
REGISTER OF DEEDS
Marcia McCoy
**Book: 2016 Page: 5342**
Receipt #: 111877 Total Fees: $15.00
Pages Recorded: 1
**Date Recorded: 7/8/2016 10:58:17 AM**
Teresa Dawson-Deputy

REGISTER OF DEEDS SEAL BUTLER COUNTY KANSAS

**ASSIGNMENT OF OIL AND GAS LEASES**

***KNOW ALL MEN BY THESE PRESENTS:***

THAT, Redhawk Advisors, LLC, Hereinafter referred to as Assignor, for and in consideration of the sum of TEN DOLLARS ($10.00), the receipt and sufficiency of which is hereby acknowledged, do by these presents GRANT, BARGAIN, SELL, ASSIGN, and CONVEY unto the following, in the proportions shown adjacent thereto:

**Supernova Energy, Inc**
**2250 N Rock Rd**
**Ste 118-107**
**Wichita, KS 67226**

Hereinafter referred to as Assignee, in and to one-hundred percent (100.00%) of the net revenue interest and one-hundred percent (100.00%) of the working interest in and to the oil and gas leases set forth and described as;

**Michael E. Clay and Norma J. Clay, his wife** **2016/0003**
**Section 16: T29S R4E the W/2 SE/4 EXCEPT SE/4 SWW/4 SE/4, located in Butler County, state of Kansas.**

Together with the same interest in all personal property and lease equipment of whatsoever nature situated thereon, shut in well, or appurtenant thereto or used or obtained in connection with the development and operation thereof for oil and gas mining purposes, of the oil and gas wells, located in the above described lands in Butler County, state of Kansas.

The interest herein assigned is subject to the terms and conditions of the oil and gas lease herein assigned, and shall bear and pay its proportionate share of all overriding royalties, royalties, easements and all other encumbrances burdening said leaseholds as of the date of this instrument. It is the intent of the Assignor to deliver unto the Assignee a one hundred percent (100.00%) of its working interest, and one-hundred percent (100.00%) of its (8/8th) net revenue interest, subject to the payout terms set forth above.

This assignment is made without warranty of title, either express of implied, except that Assignor grants to Assignee a warranty by, through and under Assignee and not otherwise.

The provisions of this assignment shall be binding upon all heirs, successors, assigns and representatives of the Assignor and Assignee.

IN WITNESS THEREOF, this instrument has been executed as per the date below, but is effective as of the 2nd day of November, 2015.

Thomas Knowles
Redhawk Advisors, LLC

STATE OF Kansas >
>
COUNTY OF Sedgwick >

On this 18 day of May, 2016, appeared **Thomas Knowles**, personally known who being first duly sworn under oath by me, a Notary Public within and for said County and State, and states that he is authorized to act on behalf of **Redhawk Advisors, LLC**, and acknowledged that the foregoing instrument was signed and sealed on behalf of said corporation and acknowledged said instrument to be the free and voluntary act and deed of said corporate entity.

IN WITNESS WHEREOF, I have hereunto set my official signature and seal the day and year last above written.

My Commision Expires:

REC
COMP
NUM

Notary Public

CHRISTOPHER HAYES
NOTARY PUBLIC
STATE OF KANSAS
My App. Exp. 25 JAN 2017

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EM P L O Y M E N T A G R E E M E N T

This Employment Agreement is made May 22nd 2018 and is retroactive to the 1st day of January, 2018 ("Effective Date") by and between Supernova Energy Inc., a Nevada corporation (the "Company"), and Kevin Malone , an individual, officer and director of Supernova Energy Inc., hereinafter "Executive".

A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions hereinafter set forth, the parties hereto do hereby agree as follows:

1. Employment. Company agrees to employ Executive, and Executive agrees to be employed by Company, beginning as of the Effective Date and continuing until the termination date as set forth herein " (the "Term"), subject to the terms and conditions of this Agreement and further subject to the supervision and direction of the Company's Board of Directors.

2. Term. The term of this Agreement shall be for a period of Two (2) years commencing on the date hereof, unless terminated earlier pursuant to Section 5 below.

2.1. Post Term Employment.

Should Executive remain employed by Company beyond the expiration of the Term such employment shall convert to a month-to-month relationship terminable at any time by either Company or Executive for any reason whatsoever, with or without cause.

3. Scope of Duties.

3.1 Assignment of Duties. Executive shall have such duties as may be assigned to him or her from time to time by the Company's Board of Directors commensurate with his experience and responsibilities in the position for which he is employed pursuant to Section 1 above. Such duties shall be exercised subject to the control and supervision of the Board of Directors of the Company.

3.2 General Specification of Duties. Executive's duties shall include, but not be limited to, the duties and performance goals as follows:

(1) Act as President, Chief Executive Officer and Director of the Company and perform all duties, functions and responsibilities generally associated thereto;

(2) Personally review the financial statements of the company as may be prepared from time to time or otherwise cause to be prepared, as directed by the Company, financial statements, tax returns and other similar items respecting the operation of the Company;

(3) Execute on behalf of the Company, in his capacity as President and Chief Executive Officer, all documents as reasonably and properly requested by the Company;

(4) Employ, pay, supervise and discharge all Executives of the Company, and determine all matters with regard to such personnel, including, without limitation, compensation, bonuses and fringe benefits, all in accordance the policies which may be implemented by the Board of Directors of the Company;

(5) Assist in causing the Company to be operated in compliance with all legal requirements;

(6) Assist in operating the Company in conformance with any plan approved by the Company, as such may be amended from time to time with the concurrence of the Company; and

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(7) Perform all other acts deemed necessary and proper for the Company, in the sole discretion of Executive. The foregoing specifications are not intended as a complete itemization of the duties which Executive shall perform and undertake on behalf of the Company in satisfaction of his or her employment obligations under this Agreement. Executive initially shall be employed in the position set forth herein. Company may subsequently modify Executive's duties and responsibilities; provided however, in the event Company substantially reduces the duties or responsibilities of Executive, Executive may elect to terminate this Agreement and said termination shall constitute an Involuntary Termination. Executive shall at all times comply with and be subject to such policies and procedures as Company may establish from time to time.

3.3 Conflicting Activities.

(1) Executive shall not, during the term of this Agreement, be engaged in any other business activity substantially similar to that of the Company's primary business without the prior consent of the Board of Directors of the Company; provided, however, that this restriction shall not be construed as preventing Executive from investing his personal assets in any investments, including but not limited to, business entities which are not in competition with the Company or its affiliates, or from pursuing business opportunities which do not unreasonably impede his performance as executive for the Company.

(2) Executive hereby agrees to promote and develop all business opportunities that come to his attention relating to current or anticipated future business of the Company, in a manner consistent with the best interests of the Company and with his duties under this Agreement.

4. Compensation; Reimbursement.

4.1 Base Salary. For all services rendered by Executive under this Agreement, the Company shall pay Executive a base salary of Sixty Thousand Dollars ($60,000.00) per annum, paid monthly (the "Base Salary").

4.2 Periodic Bonuses. In addition to the Base Salary, Executive shall be eligible for periodic bonuses ("Periodic Bonuses") in amounts to be determined by the Board of Directors. The criteria upon which the Periodic Bonuses are awarded shall be at the discretion of the Board of Directors.

4.3 Reimbursement. Executive shall be reimbursed for all reasonable "out-of-pocket" business expenses for business travel and business entertainment incurred in connection with the performance of his or her duties under this Agreement so long as such expenses constitute business deductions from taxable income for the Company and are excludable from taxable income to the Executive under the governing laws and regulations of the Internal Revenue Service.

5. Termination.

5.1 Executive's employment may be terminated by the Company or Executive effective no sooner than 30 days after written notice is delivery and a suitable replacement is found.

6. Miscellaneous.

6.1 Governing Law. This Agreement is made under and shall be construed pursuant to the laws of the State of Nevada.

6.2 Effective Date. This Agreement shall become effective as of the date set forth on page 1 when signed by Executive and the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be executed as of the date first set forth above.

/s/ Kevin Malone

Executive: Kevin Malone

/s/ Kevin Malone

Supernova Energy Inc: Kevin Malone

/s/ Nicholas Upchurch

Supernova Energy Inc: Nicholas Upchurch

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